EXHIBIT 23.1

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                                                                  Peter Messineo
   PM                                                Certified Public Accountant
CPA Firm                                     1982 Otter Way Palm Harbor FL 34685
[logo]                                                          peter@pm-cpa.com
                                                   T 727.421.6268 F 727.674.0511
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated February 3, 2011 relative to the financial statements of Neutra Corp. as of January 31, 2011 and for the period January 11, 2011 (date of inception) through January 31, 2011.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.


/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor Florida
February 24, 2011